Exhibit 5.1



February 27, 2007                                   Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com

Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

Re:  Mortgage Pass-Through Certificates,
     Series 2007-S2

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (File No. 333-131201), filed by Residential Funding Mortgage Securities I, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") on March 31, 2006 and declared effective on March 31, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates, Series 2007-S2 (the "Certificates"). The Certificates will be issued pursuant to a Series Supplement, dated as of February 1, 2007, to the Standard Terms of Pooling and Servicing Agreement, dated as of November 1, 2006 (together, the "Agreement"), as more particularly described in the prospectus, dated December 18, 2006, and the prospectus supplement, dated February 27, 2007, relating to the Certificates (together, the "Prospectus").

         We have assumed for the purposes of the opinions set forth below that the Certificates will be sold by you for reasonably equivalent consideration. We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Agreement will satisfy their respective obligations thereunder.



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     Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

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Residential Funding Mortgage Securities I, Inc.
February 27, 2007
Page 2



         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Agreement has been duly and validly executed and delivered by the parties thereto, and the Certificates have been duly executed and delivered in accordance with the Agreement and sold, the Certificates will be legally issued, fully paid and nonassessable, and the holders of the Certificates will be entitled to the benefits of the Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" in the Prospectus and "Legal Opinions" in the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

                                              Very truly yours,

                                              /s/ Mayer, Brown, Rowe & Maw LLP

                                              MAYER, BROWN, ROWE & MAW LLP



PAJ/TS/CMG/JMW/MK